Exhibit 5.1
[LETTERHEAD OF McKEE NELSON LLP]
January 26, 2006
SLM Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190
Re: SLM Student Loan Trust 2006-1 Legality Opinion
Ladies and Gentlemen:
          We have acted as counsel to SLM Funding LLC (the “Company”) in connection with the issuance by SLM Student Loan Trust 2006-1 (the “Trust”) of the Student Loan-Backed Notes, Series 2006-1 (the “Notes”) pursuant a prospectus dated January 20, 2006, as supplemented by a prospectus supplement dated January 20, 2006 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”). The Trust was formed pursuant to the short-form trust agreement dated as of December 21, 2005, between the Company and the Eligible Lender Trustee, as amended and restated pursuant to an Amended and Restated Trust Agreement dated as of January 26, 2006 (the “Trust Agreement”) among the Company, the Eligible Lender Trustee (as defined below) and the Indenture Trustee (defined below).
          A Registration Statement of the Company on Form S-3 relating to the Notes (File No. 333-103545) was filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 28, 2003 pursuant to the Securities Act of 1933, as amended (the “1933 Act”), as amended by Post-Effective Amendment No. 1 filed by the Company with the Commission on April 4, 2005 and Post-Effective Amendment No. 2 filed by the Company with the Commission on January 12, 2006 (such Registration Statement, as so amended, being hereinafter referred as the “Registration Statement”). The Registration Statement was declared effective on February 15, 2005. As set forth in the Prospectus, the Notes will be issued under and pursuant to the Indenture dated as of January 1, 2006 (as amended and supplemented from time to time, the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

          We have examined forms of the:
          (a) the Trust Agreement;
          (b) the Indenture;
          (c) the Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “SLM ECFC Master Terms”) among SLM Education Credit Finance Corporation (“SLM ECFC”), Chase Bank USA, National Association, as interim eligible lender trustee under the Funding Interim Trust Agreement, dated January 1, 2006 (the “Interim Eligible Lender Trustee”), and the Company and
          (d) Purchase Agreement Number 1 dated the date hereof (together with the SLM ECFC Master Terms, the “SLM ECFC Initial Purchase Agreement”) among SLM ECFC, the Interim Eligible Lender Trustee and the Company and
          (e) Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “VG Funding Master Terms,” and together with the SLM ECFC Master Terms, the “Master Terms”) among VG Funding, LLC (“VG Funding,” and together with SLM ECFC, the “Sellers”), Chase Bank USA, National Association, as interim eligible lender trustee for the benefit of VG Funding under the VG Funding Interim Trust Agreement, dated January 1, 2006 (the “VG Funding Eligible Lender Trustee”), Sallie Mae, Inc., as the servicer (in such capacity, the “Servicer”), the Interim Eligible Lender Trustee and the Company;
          (f) Purchase Agreement Number 1 dated the date hereof (together with the VG Funding Master Terms, the “VG Funding Initial Purchase Agreement,” and together with the SLM ECFC Initial Purchase Agreement, the “Initial Purchase Agreements”) among VG Funding, the VG Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Company;
          (g) the Sale Agreement Master Securitization Terms Number 1000 dated the date hereof (the “Master Sale Terms”) among the Company, the Interim Eligible Lender Trustee, Chase Bank USA, National Association, as eligible lender trustee on behalf of the Trust (the “Eligible Lender Trustee”), and the Trust and a Sale Agreement Number 1 dated the date hereof (together with the Master Sale Terms, the “Initial Sale Agreement”) among the Company, the Interim Eligible Lender Trustee, the Eligible Lender Trustee and the Trust;
          (h) the Servicing Agreement dated as of January 26, 2006 (the “Servicing Agreement”) among Sallie Mae, Inc., as the administrator (in such capacity, the “Administrator”), the Eligible Lender Trustee, the Trust, the Indenture Trustee and the Servicer;

          (i) the Administration Agreement dated as of January 26, 2006 (the “Administration Agreement”) among the Administrator, the Company, the Trust, the Servicer and the Indenture Trustee;
          (j) the Underwriting Agreement and related Pricing Agreement, each dated January 19, 2006 (collectively, the “Underwriting Agreement”) among the Company, SLM ECFC, SLM Corporation, Citigroup Global Markets Inc. and Goldman, Sachs & Co. as the representatives (the “Representatives”) of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”). and
          (k) specimens of each class of the Notes.
          We refer to the documents listed in (a) through (k) above as the Transaction Documents. Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, papers, statutes, authorities and records as we have deemed relevant or necessary as a basis for the opinions set forth herein.
          In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. With your permission, we have assumed that each party to a Transaction Document, has the power and authority, corporate or other, to enter into and perform all obligations thereunder, has authorized the execution, delivery and performance of such Transaction Documents and has duly executed and delivered such Transaction Documents. In addition, we express no opinion as to the enforceability of any Transaction Document against any party other than the Company. We have also assumed that the sale and the issuance of the Notes have been authorized by all requisite limited liability company action on the part of the Company. As to any facts material to our opinions that were not known to us, we have relied upon the respective statements and representations of officers and other representatives of the Company, the Administrator, SLM ECFC, VG Funding, the Servicer, the Representatives, the Trust, the Eligible Lender Trustee, the Indenture Trustee, and the independent public accountants and public officials of the Company, SLM ECFC and VG Funding. Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets, or reviewed any of the assets conveyed to the Trust) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company, SLM ECFC, VG Funding and others in connection with the preparation and delivery of this letter.

          Based upon and subject to the foregoing, we are of the opinion that, assuming that the Notes have been validly executed by the Eligible Lender Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.
          In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.
          We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus.
Very truly yours,
/s/ McKee Nelson LLP
McKEE NELSON LLP